Morgan Stanley Next Generation Trust
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002

Security Date     Price    Shares  %of      Total       Purcha  Broker
         of       Of       Purcha  Assets   Issued      sed
         Purcha   Shares   sed                          By
         se                                             Fund
Carolina 01/31/   $28.00   3,500   0.270%   $875,700,0  0.011%  JPMorgan
Group/CG 2002                               0
PETCO    02/21/   $19.00   7,900   0.140%   $275,000,0  0.005%  Deutsche
Animal   02                                 00                  Bank Alex
Supplies                                                        Brown
Inc.
JETBLUE  04/11/   $27.00   100     0.160%   $158,490,0  0.000%  Raymond
Airways  02                                 00                  James
Corp.
Lin TV   05/03/   $22.00   3,300   0.010%   $374,000,0  0.019%  Deutsche
Corp./TV 02                                 00                  Bank
L
Premcor  04/29/   $24.00   100     0.010%   $432,000,0  0.0006
Inc.     02                                 00          6%
Sabre    04/04/   $44.50   600     0.100%   $364,900,0  0.0075  Goldman
Holdings 02                                 0           0%      Sachs
Corp.